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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)         December 9, 1999
                                                --------------------------------

                                      UICI
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
                  Delaware                                        0-14320                       75-2044750
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(State or other jurisdiction of incorporation                (Commission File                (IRS Employer
              or organization)                                    Number)                   Identification No.)

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4001 McEwen Drive, Suite 200, Dallas, Texas                      75244
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 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (972) 392-6700
                                                   ------------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

     Fourth Quarter 1999 Pre-Tax Operating Loss

         On December 9, 1999, UICI ("UICI" or the "Company") announced that it expects to record, in the fourth quarter ending December 31, 1999, a pre-tax operating loss, resulting from an expected pre-tax operating loss at UICI's United CreditServ subsidiary of approximately $79 million ($52 million after tax, or approximately ($1.12) per share). The operating results for the 4th quarter of all other UICI business units are currently in line with expectations.

         The operating loss resulted primarily at United CreditServ from increased charges to reserves for credit card losses associated with the relatively new ACE credit card program and the anticipated write-down of certain assets. Beginning in the fourth quarter of 1998 and throughout 1999, United CreditServ has experienced a significant increase in new ACE cards issued. United CreditServ has taken steps to substantially restructure and reprice the ACE credit card product. United CreditServ and its subsidiaries provide credit cards in the sub-prime market.

         UICI has taken significant steps during 1999 to strengthen United CreditServ's management team and operating systems. In May 1999, UICI purchased the remaining minority interest in the business from United CreditServ's former chief executive. Subsequently and over the next several months, UICI installed an entirely new management team, including William
     P. Benac (formerly UICI's chief financial officer now serving as United CreditServ's President and Chief Executive Officer), Vernon R. Woelke (formerly UICI's chief accounting officer now serving as Chief Financial Officer) and, most recently, W. David Huddleston (formerly President of Associates National Bank now serving as President and Chief Executive Officer of United Credit National Bank, United CreditServ's credit card issuing bank). United CreditServ's new management team has implemented significant changes to information and portfolio servicing systems, has expanded the company's internal audit and compliance functions and has intensified collection activities.

     Agreement to Merge Insurdata Incorporated and HealthAxis.com, Inc.

         The Company has executed a definitive merger agreement with Provident American Corporation, providing for the merger of Insurdata, a UICI subsidiary and one of the largest providers of healthcare administration software solutions, with HealthAxis.com, Inc., one of the Internet's leading online health insurance e-commerce providers. The combined entity will retain the "HealthAxis" name.

         In the merger, UICI will in effect transfer its majority interest in Insurdata for a 44% interest in the new, combined HealthAxis. UICI anticipates that, for financial reporting purposes, upon closing of the merger UICI will record in the first quarter of 2000 a one-time gain in the amount of approximately $140 million. Thereafter, HealthAxis will be reflected upon the books of UICI as an unconsolidated subsidiary accounted for under the equity method, with UICI recording its proportionate share of HealthAxis' income and loss. In connection with the merger, the new HealthAxis expects to record goodwill and other intangibles in excess of $300 million, which is expected to be ratably amortized over a 3-5 year period. In particular, UICI's share of the non-cash charges associated with amortization of this goodwill is currently expected to be approximately $45 million (assuming a three year amortization period) in each of 2000, 2001 and 2002.

         UICI also announced that HealthAxis had completed, concurrently with the signing of the definitive merger agreement with Insurdata, a $57 million equity financing with institutional









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     investors, led by Brown Simpson Asset Management and including Lehman
     Brothers International, Royal Bank of Canada, LBI Group, Inc. and Tudor Investment Corporation. Several of the funding parties are currently investors in either Provident American Corporation or HealthAxis.com.

         Michael Ashker, currently Chief Executive Officer of HealthAxis.com, will become CEO of the combined entity. Dennis Maloney, currently Chief Executive Officer of Insurdata, will become Chief Operating Officer of the new HealthAxis. Gregory Mutz, UICI President and CEO, Ronald Jensen, UICI Chairman, and Dennis Maloney will join the new nine person HealthAxis Board of Directors, along with three representatives from Provident American and three independent Directors selected jointly by UICI and Provident American. HealthAxis will maintain its headquarters in the Philadelphia area, and will maintain a significant operational and management presence in Dallas. HealthAxis will also have eight other technology or operational locations in the United States as well as abroad. The new combined HealthAxis will employ over 350 information technology professionals with significant experience in developing sophisticated technology solutions both for e-commerce health insurance sales as well as in the claims and administration areas. Although the combined company's consumer and business-to-business e-commerce services will be marketed separately, all other corporate functions will be consolidated, including technology, sales, finance/accounting, human resources, and legal.

         In a separate press release, the Company reaffirmed that UICI's ability to close the transaction contemplated by the Insurdata - - HealthAxis.com merger agreement should not be affected by the announced operating loss at its United CreditServ, Inc. subsidiary.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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Exhibit                                                                                  Page
Number                       Description of Exhibit                                      Number
-------                      ----------------------                                      ------

99.1 Press release announcing that the Company anticipates recording a fourth
     quarter pre-tax operating loss at its United CreditServ subsidiary                  ------

99.2 Press release announcing that the Company's Insurdata incorporated
     subsidiary has executed a merger agreement with HealthAxis.com, Inc.                ------

99.3 Press release reaffirming that Insurdata transaction unAffected by
     announced problems at its United CreditServ subsidiary                              ------
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      UICI
                                                  ------------
                                                  (Registrant)

Date   December 10, 1999                 By  /s/ Gregory T. Mutz
    ---------------------------            -------------------------------------
                                             Gregory T. Mutz
                                             President and Chief Executive
                                             Officer



Date   December 10, 1999                 By  /s/ William Benac
    ---------------------------            -------------------------------------
                                             William Benac
                                             Executive Vice President and Chief
                                             Financial Officer


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                               INDEX TO EXHIBITS

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Exhibit
Number    Description of Exhibit
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

99.1 Press release announcing that the Company anticipates recording a fourth quarter pre-tax operating loss at its United CreditServ subsidiary

99.2 Press release announcing that the Company's Insurdata incorporated subsidiary has executed a merger agreement with HealthAxis.com, Inc.

99.3 Press release reaffirming that Insurdata transaction unAffected by announced problems at its United CreditServ subsidiary
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